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                                  DIVICOM INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY   , 1996

    The undersigned stockholder of DIVICOM INC. ("Divicom"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Prospectus/Proxy Statement, each dated July , 1996, and hereby appoints Nolan Daines and Thomas Lookabaugh and each of them acting individually, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Divicom, to be held on
         , July , 1996 at 9:00 a.m., local time at Divicom's facility at 1585 Barber Lane, Milpitas, California 95035 and any adjournment(s) thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, as follows:

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of May 28, 1996, among C-Cube Microsystems Inc., its wholly-owned subsidiary, C-Cube Acquisition Corp. ("Merger Sub"), Divicom and certain principal stockholders of Divicom, providing for the merger of Divicom with Merger Sub (the "Merger"),

             / / FOR                / / AGAINST              / / ABSTAIN

2. To approve and adopt an amendment of the Certificate of Incorporation of Divicom to provide that the Merger is not to be treated as a liquidation for which the holders of the Preferred Stock of Divicom will receive a liquidation preference and to remove any rights of the holders of the Series A Preferred Stock of Divicom to buy certain Divicom technology for $1.00 upon a dissolution of Divicom,

             / / FOR                / / AGAINST              / / ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED AND AS TO OTHER MATTERS THE UNDERSIGNED HEREBY CONFERS DISCRETIONARY AUTHORITY UPON SAID PROXIES. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREIN, AS WELL AS FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF DIVICOM.
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    Both of  such attorneys-in-fact  or  substitutes (if  both are  present  and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    The undersigned hereby revokes any prior proxy to vote said shares heretofore given.

                           Dated:  ----------------------------------  , 1996

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                                               Signature

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                                               Signature

                           NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

             PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
                          USING THE ENCLOSED ENVELOPE.